Exhibit 99.1

eXp World Holdings Appoints Fred Reichheld to

Board of Directors

Net Promoter® System creator and one of the world’s leading experts on customer and employee loyalty brings unparalleled knowledge of employee and customer satisfaction

BELLINGHAM, Wash. — Sept. 7, 2023 — eXp World Holdings, Inc. (Nasdaq: EXPI) (the “Company”) this week announced the appointment of Net Promoter® System (NPS) creator Fred Reichheld to the Company’s board of directors, effective Sept. 7, 2023.

“We are honored to welcome Fred Reichheld to our Board of Directors,” said Glenn Sanford, Founder, CEO and Chairman of eXp World Holdings. “For companies that value customer and employee satisfaction and loyalty, as we do, the holy grail is the Net Promoter System. Conducting regular NPS surveys with our agents and staff since 2016 is core to delivering on our agent-centric mission, and Fred shared his wisdom with our team at this year’s Shareholder Summit. I am thrilled to have him on our Board of Directors and look forward to working even more closely together.”

In addition to creating the NPS system, Reichheld is a sought-after speaker and best-selling author. His most recent book, “Winning on Purpose: The Unbeatable Strategy of Loving Customers,” explains how NPS helps companies become truly customer-centric, experiencing profitable growth through systematically converting more customers into promoters and fewer into detractors. He is currently a Bain & Company Fellow and founder of their Loyalty practice. He graduated with honors both from Harvard College (B.A., 1974) and Harvard Business School (M.B.A., 1978).

Concurrent with Reichheld’s appointment, Sir Darren Jacklin will step down but continue to serve on the eXp Realty Canada Board of Directors. Following these changes, the eXp World Holdings board will comprise seven directors, four of whom are independent. Jacklin served on the eXp World Holdings Board of Directors for nearly 10 years.

“Darren has been an integral part of this company, and we are fortunate to have his continued insight and leadership on the eXp Canada Board of Directors,” said Sanford. “I would like to personally thank him for all his many contributions over the years. His experience traveling to four continents and over 50 countries mentoring entrepreneurs and business owners on specific and measurable strategies designed to build their success was a great asset to us. eXp Canada will greatly benefit from his experience and wisdom.”

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises.

eXp Realty is the largest independent real estate company in the world with more than 88,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, Dominican Republic, Greece, New Zealand, Chile, Poland and Dubai and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com